Exhibit 10.1.5

EXECUTION COPY

AMENDMENT NO. 1 TO COLLATERAL TRUST AGREEMENT

AMENDMENT NO. 1 TO COLLATERAL TRUST AGREEMENT, dated as of December 13, 2013 (this “Amendment”), among LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), CRICKET COMMUNICATIONS, INC. (the “Company”), CRICKET LICENSE COMPANY, LLC, a Delaware limited liability company (the “Subsidiary Guarantor”), WILMINGTON TRUST, NATIONAL ASSOCIATION, successor by merger to Wilmington Trust FSB (as collateral trustee, the “Collateral Trustee”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (as Secured Debt Representative, the “Secured Bank Debt Representative”).

PRELIMINARY STATEMENTS

A.The Company, the Guarantors from time to time party thereto, the Secured Debt Representatives from time to time party thereto, Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee and the Collateral Trustee have entered into that certain Collateral Trust Agreement, dated as of June 5, 2009 (as amended, supplemented and/or otherwise modified from time to time, the “Collateral Trust Agreement”), pursuant to which the Collateral Trustee acts as the collateral trustee for the present and future holders of Secured Obligations to receive, hold, maintain, administer and distribute Collateral and to enforce the Security Documents.

B.Holdings, the Company, the Secured Bank Debt Representative and the other lenders party thereto and, with respect to certain sections only, the Subsidiary Guarantor have entered into that certain Amendment No. 1 to Credit Agreement and Subsidiaries Guaranty, dated as of March 8, 2013 (the “Credit Agreement Amendment”), which, among other matters, authorized the Secured Bank Debt Representative to effect, and to direct the Collateral Trustee (and by execution hereof the Secured Bank Debt Representative directs the Collateral Trustee) to make, certain amendments to the Collateral Trust Agreement, with such authorization effective as of the later to occur of (i) the First Amendment Effective Date and C Term Borrowing Date (each as defined therein) and (ii) the date on which the Secured Notes and all related obligations have been redeemed in full in accordance with the terms of the Indenture.

C.The First Amendment Effective Date (as defined in the Credit Agreement Amendment) occurred on March 8, 2013, and the C Term Borrowing Date (as defined in the Credit Agreement Amendment) occurred on April 15, 2013.

D.The Secured Notes and all related obligations were redeemed in full in accordance with the terms of the Indenture on May 15, 2013.

E.As of the date hereof, the lenders party to the Credit Agreement Amendment constitute the holders of a majority of the sum of: (i) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn), and (ii) the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt, and accordingly the direction to amend the Collateral Trust Agreement set forth in the Credit Agreement Amendment constitutes an Act of Required Debtholders which has been delivered to the Collateral Trustee.

F.In accordance with and as directed by the Act of Required Debtholders set forth in the Credit Agreement Amendment, the parties hereto desire to amend the Collateral Trust Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

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SECTION 1. Definitions. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Collateral Trust Agreement.

SECTION 2. Amendments to Collateral Trust Agreement. Effective as of the date hereof, the Collateral Trust Agreement is hereby amended as follows:

(a)The definition of “Hedging Obligations” appearing in Section 1.1 of the Collateral Trust Agreement shall be amended by inserting the following sentence at the end of said definition:

“Notwithstanding anything to the contrary contained herein or in any other Secured Debt Document, in no event will the Hedging Obligations include any Excluded Swap Obligations.”

(b)The definition of “Parity Lien Obligations” appearing in Section 1.1 of the Collateral Trust Agreement shall be amended by inserting the following sentence at the end of said definition:

“Notwithstanding anything to the contrary contained herein or in any other Parity Lien Document, in no event will the Parity Lien Obligations include any Excluded Swap Obligations.”

(c)Section 1.1 of the Collateral Trust Agreement shall be further amended by inserting the following new definitions in the appropriate alphabetical order:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“ECP” shall have the meaning assigned to such term in the definition of Excluded Swap Obligation.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Secured Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (each, an “ECP”) at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(d)The definition of “Hedging Obligations” appearing in Section 1.1 of the Exhibit D to the Collateral Trust Agreement (the “Form of Intercreditor Agreement”) shall be amended by inserting the text “; provided that, notwithstanding anything to the contrary contained herein or in any other Secured Debt Document or Priority Lien Document, in no event will the Hedging Obligations include any Excluded Swap Obligations” immediately before the period “(.)” at the end of said Section.

(e)The definition of “Secured Debt Obligations” appearing in Section 1.1 of the Form of Intercreditor Agreement shall be amended by inserting the following sentence at the end of said Section:

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“Notwithstanding anything to the contrary contained herein or in any other Secured Debt Document, in no event will the Secured Debt Obligations include any Excluded Swap Obligations.”

(f)The definition of “Priority Lien Obligations” appearing in Section 1.1 of the Form of Intercreditor Agreement shall be amended by inserting the following sentence at the end of said Section:

“Notwithstanding anything to the contrary contained herein or in any other Priority Lien Document, in no event will the Priority Lien Obligations include any Excluded Swap Obligations.”

(g)Section 1.1 of the Form of Intercreditor Agreement shall be further amended by inserting the following new definitions in the appropriate alphabetical order:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“ECP” shall have the meaning assigned to such term in the definition of Excluded Swap Obligation.

“Excluded Swap Obligation” shall mean, with respect to any Grantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Grantor of, or the grant by such Grantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (each, an “ECP”) at the time the guarantee of such Grantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Swap Obligation” means, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

SECTION 3. Reference to and Effect on the Collateral Trust Agreement.

(a)On and after the date hereof, each reference in the Collateral Trust Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Collateral Trust Agreement shall mean and be a reference to the Collateral Trust Agreement as amended by this Amendment.

(b)The Collateral Trust Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 5. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AMENDMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

By:	/s/ Michael G. Oller Jr.
Name:    Michael G. Oller Jr.
Title:    Assistant Vice President

LEAP WIRELESS INTERNATIONAL, INC.
CRICKET COMMUNICATIONS, INC.
CRICKET LICENSE COMPANY, LLC

By:	/s/ R. Perley McBride
Name:    R. Perley McBride
Title:    Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Secured Debt Representative

By:	/s/ Anca Trifan
Name:    Anca Trifan
Title:    Managing Director

By:	/s/ Peter Cucchiara
Name:    Peter Cucchiara
Title:    Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO COLLATERAL TRUST AGREEMENT]